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                          COLLEGELINK.COM INCORPORATED
                             1999 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


         This Agreement is by and between CollegeLink.com Incorporated, a Delaware corporation (the "Company"), and Bradford J. Baker (the "Optionee").

                              W I T N E S S E T H:

         1. Definitions. Whenever used herein, the following terms shall have the meanings provided below:

         "Administrator" means the administrator of the Plan appointed pursuant to Section 3 of the Plan.

         "Agreement" means this Stock Option Agreement.

         "Board" means the Board of Directors of the Company.

         "Change in Control" means (i) a consolidation or merger of the Company with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary of the Company, excluding any transaction in which the stockholders of the Company immediately prior to the transaction will maintain voting control or own at least 50% (in each case, in substantially the same proportion as before such event) of the resulting entity after the transaction;
(ii) any corporate reorganization, including an exchange offer, in which the Company shall not be the continuing or surviving entity resulting from such reorganization, excluding any transaction in which the stockholders of the Company immediately prior to the transaction will maintain voting control or own at least 50% (in each case, in substantially the same proportion as before such event) of the resulting entity after the transaction; or (iii) the sale of a substantial portion of the Company's assets, which shall be deemed to occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to more than 75% of the total fair market value of all the assets of the Company.

         "Closing Date" shall have the meaning given such term in the Employment Agreement.

         "Common Shares" means shares of the Company's common stock, $.001 par value.
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         "Employment Agreement" means that certain Amended and Restated
Noncompetition and Employment Agreement between the Company and the Optionee dated as of the Closing Date.

         "Fair Market Value" has the meaning given such term in the Plan.

         "Grant Date" means the Closing Date.

         "Plan" means the CollegeLink.com Incorporated 1999 Key Executive Stock Option Plan.

         2. Grant of Option. Effective as of the Grant Date, the Company hereby awards to the Optionee, subject to the terms and conditions of the Plan, and the terms and conditions contained herein, the right and option to purchase from the Company all or any part of an aggregate of 200,000 Common Shares, at a purchase price equal to $4.00 per share, such option to be exercised as hereinafter provided. It is intended that the option evidenced hereby constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the maximum extent permitted by law. To the extent that any portion of this option exceeds the limitations of Code
Section 422, or otherwise fails to qualify as an incentive stock option within the meaning of Code Section 422, such portion shall be considered a non-qualified stock option.

         3. Terms and Conditions. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the option evidenced hereby is subject to the following additional terms and conditions:

                  (a) Expiration Date. The option shall expire on the tenth anniversary of the Grant Date, unless sooner terminated as provided herein.

                  (b) Period of Exercise. Subject to the other terms of this Agreement regarding the exercisability of this option, one-third of this option shall vest and become exercisable upon the first anniversary of the Grant Date, and, provided that Optionee remains employed by the Company, the remaining portion of such option shall vest and become exercisable ratably on a monthly basis over the two-year period commencing on the first anniversary of the Grant Date and ending on the third anniversary of the Grant Date.

                  (c) Acceleration of Vesting upon Change in Control. Notwithstanding the foregoing, this option shall become exercisable in full immediately prior to a Change in Control, subject to the provisions of subparagraph (e) hereof.

                  (d) Termination of Option or Acceleration of Vesting by Reason of Termination of Employment.

                  (i) If Optionee's employment with the Company is terminated by the Company during the term of the Employment Agreement or thereafter without Cause (as defined in the Employment Agreement) or by Optionee with Good Reason (as defined in the


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Employment Agreement), this option shall become immediately exercisable in full and shall terminate if not exercised within one year of the date of termination, unless sooner terminated by reason of Paragraph 2(a) hereof.

                  (ii) If Optionee's employment with the Company is terminated by reason of death or Disability (as defined in the Employment Agreement) during the term of the Employment Agreement or thereafter, any portion of this option that is not vested and exercisable on the date of death or Disability by reason of Paragraph 2(b) hereof shall immediately terminate, and any remaining portion shall terminate if not exercised within one year of the date of death or Disability, unless sooner terminated by reason of Paragraph 2(a) hereof.

                  (iii) If Optionee voluntarily terminates employment with the Company during the term of the Employment Agreement or thereafter without Good Reason, any portion of this option that is not vested and exercisable on the date of termination by reason of Paragraph 2(b) hereof shall immediately terminate, and any remaining portion shall terminate if not exercised within three months from the date of termination, unless sooner terminated by reason of Paragraph 2(a) hereof.

                  (iv) In the event Optionee's employment is terminated by the Company for Cause during the term of the Employment Agreement or thereafter, or subsequent to termination Optionee violates Sections 8, 9, or 10 of the Employment Agreement as determined by a majority of the Board, any unexercised portion of this option, whether exercisable pursuant to Paragraph 2(b) hereof or not exercisable, shall become null and void upon action by the Administrator. The Administrator's action shall be communicated in writing to the Optionee as soon as practicable. In addition, the Administrator may, in its sole discretion, by written notice demand that any or all stock certificates for Common Shares acquired pursuant to the exercise of this option, or any profit realized from the sale of such or transfer of such Common Shares, be returned to the Company within five (5) days of receipt of such notice. Any exercise price paid by the Optionee shall be returned to Optionee by the Company immediately thereafter, without interest. The Company shall be entitled to reimbursement of reasonable attorney fees and expenses incurred in seeking to enforce it rights under this Paragraph 2(d)(iii).

                  (e) Change in Control. In the event of a Change in Control, and except as otherwise provided herein, this option shall become immediately exercisable for a period of fifteen days or such longer period as the Company may provide to any other option holder (the "notice period") immediately prior to the scheduled consummation of such Change in Control, provided, however, that the exercisability of and any exercise of this option during the notice period shall be (i) conditioned upon the consummation of the Change in Control, and
(ii) effective only immediately before the consummation of such Change in Control.

         Upon consummation of any such Change in Control, the Plan and any unexercised portion of this option shall terminate. Notwithstanding the foregoing, to the extent provision is made in


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writing in connection with such Change in Control for the continuation of the
Plan and the assumption of this option, or for the substitution for this option of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and this option shall continue in the manner and under the terms contained herein, and the acceleration and termination provisions set forth in the first two sentences of this subparagraph (e) shall be of no effect. The Company shall send written notice of a Change in Control to Optionee not later than the time at which the Company gives notice thereof to its stockholders.

                  (f) Exercise of Option. This option shall be exercised by submitting a written notice to the Administrator signed by the Optionee and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for the shares being purchased. Payment shall be made in (i) cash or by check in a form satisfactory to the Company, (ii) subject to the approval of the Administrator, already-owned Common Shares (to the extent permitted by law), which shall be valued for this purpose at the Fair Market Value of the Common Shares on the day immediately preceding the date of transfer, or (iii) any combination of the above. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and payment therefor, including provision for any federal and state withholding taxes, and other applicable taxes.

                  (g) Non-transferability. This option and all rights hereunder shall be exercisable during the Optionee's lifetime only by the Optionee and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by will or by the laws of descent and distribution. In the event the death of the Optionee occurs, the representative or representatives of the Optionee's estate, or the person or persons who acquire (by bequest or inheritance) the rights to exercise this option in whole or in part, may exercise this option prior to the expiration of the option as specified in Paragraphs 3(a) and (d) above.

                  (h) Modification or cancellation of option. The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the Optionee, the modification of the terms of this option agreement (subject to the limitations contained in the Plan).

                  (i) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Common Shares subject to this option prior to the date of issuance to Optionee of a certificate or certificates for such shares.

                  (j) Compliance with Law and Regulations. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Shares prior to (i) the listing of such Common Shares on any stock exchange on which the


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Common Shares may then be listed, and (ii) the completion of any registration or qualification of such Common Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.

                  (k) No Right to Continued Employment. This option shall not confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

                  (l) Non-Competition. Optionee acknowledges and agrees that the award of this option is conditioned upon and granted in consideration of Optionee's agreement to abide by the provisions of Sections 8, 9, and 10 of the Employment Agreement. In the event that Optionee's employment with the Company continues after the expiration of the Employment Agreement pursuant to an "at-will" employment relationship, any portion of this option that is not exercisable by reason of Paragraph 2(b) hereof shall terminate upon the expiration of the Employment Agreement, and any remaining portion will terminate if not exercised within three months of such expiration (unless sooner terminated by reason of Paragraph 2(a) hereof), unless Optionee enters into and agrees that his "at-will" employment shall be bound and governed by a non-competition agreement containing terms substantially similar to those contained in Sections 8, 9 and 10 of the Employment Agreement.

         4. Disqualifying Disposition of Common Shares. This Option shall not qualify as an incentive stock option within the meaning of Code Section 422 if the Common Shares acquired pursuant to the exercise of the option are sold or transferred, other than by will or by the laws of descent and distribution, within two years of the Grant Date or within one year after the issuance of the Common Shares to the Optionee pursuant to such exercise.

         5. Optionee Bound by Plan. The Optionee hereby agrees to be bound by all of the terms and provisions of the Plan. In the event of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         6. Withholding Taxes. Optionee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this option hereunder.

         7. Notices. Any notice hereunder to the Company shall be addressed to it at its principal business office, 55 Hammarlund Way, Middletown, RI 02842 and any notice hereunder to the Optionee shall be sent to the address reflected on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.


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         8. Delaware Law to Govern. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by their duly authorized officers and the Optionee has executed this Agreement this 10th day of February, 2000.



                                             COLLEGELINK.COM INCORPORATED

                                             By:     /s/ Richard A. Fisher
                                             Name:  Richard A. Fisher
                                             Title:    Chairman


                                             /s/   Bradford J. Baker
                                             Bradford J. Baker


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